UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 9, 2015

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 9, 2015, Ashford Hospitality Prime, Inc. (the “Company”) completed the acquisition of the Bardessono Inn & Spa in Yountville, California pursuant to the previously announced acquisition agreement, dated as of June 11, 2015, by and between the Company and Yountville Investors, LLC (the “Acquisition Agreement”). The Company paid an aggregate cash purchase price of $85 million, which represents a purchase price of $1.37 million per key. The acquisition was funded with proceeds from the Company’s offering of 5.50% Series A Cumulative Convertible Preferred Stock, which closed in June 2015, cash on hand, and $2.0 million in key money provided by Ashford Inc.
The Acquisition Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. This summary of the terms of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by the terms of the Acquisition Agreement.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial Statements of Businesses Acquired.
The following financial statements for the Bardessono Inn & Spa are attached hereto as Exhibit 99.1 and are incorporated by reference herein.

Bardessono Inn & Spa:

•	Audited financial statements of Yountville Investors, LLC as of December 31, 2014 and 2013 and for each of the two years ended December 31, 2014

•	Unaudited financial statements of Yountville Investors, LLC as of March 31, 2015 and December 31, 2014 and for the three months ended March 31, 2015 and 2014
(b) Pro Forma Financial Information.
The unaudited pro forma financial information for the Company is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
(d) Exhibits
Exhibit
Number     Exhibit Description

2.1	Acquisition Agreement, dated as of June 11, 2015, by and between the Company and Yountville Investors LLC

23.1	Consent of Peterson Sullivan LLP

99.1	Historical Financial Statements of Yountville Investors, LLC.

99.2	Unaudited Pro Forma Financial Information of the Company.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 15, 2015

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel